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Exhibit 23.1


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation of our report dated December 20, 2001 on the financial statements of ADDvantage Technologies Group, Inc. as of September 30, 2001 and for the years ended September 30, 2001 and 2000 included in this Form 10-KSB Annual Report of ADDvantage Technologies Group, Inc. as of September 30, 2001 into ADDvantage Technologies Group Inc.'s previously Filed Registration Statement on Form S-8 (File No. 333-12641).


/S/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

TULLIUS TAYLOR SARTAIN & SARTAIN LLP


December  26, 2001